Calculation of Filing Fee Tables
S-8
Infleqtion, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share, issuable under the ColdQuanta, Inc. 2017 Share Plan	Other	30,179,087	$ 0.67	$ 20,219,988.29	0.0001381	$ 2,792.38
2	Equity	Common stock, par value $0.0001 per share, reserved for future issuance under the Infleqtion, Inc. 2026 Equity Incentive Plan	Other	28,536,706	$ 12.41	$ 354,140,521.46	0.0001381	$ 48,906.81
3	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of outstanding options granted under the Infleqtion, Inc. 2026 Equity Incentive Plan	Other	4,883,176	$ 13.21	$ 64,506,754.96	0.0001381	$ 8,908.38
Total Offering Amounts:						$ 438,867,264.71		$ 60,607.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 60,607.57
Offering Note
[1]	(a) Represents shares of the Registrant's common stock, par value $0.0001 per share ("Common stock"), underlying awards previously granted under the ColdQuanta, Inc. 2017 Share Plan, as assumed by the Registrant on February 13, 2026 pursuant to the Agreement and Plan of Merger and Reorganization, dated September 8, 2025, by and among Churchill Capital Corp X, AH Merger Sub I, Inc., AH Merger Sub II, LLC and ColdQuanta, Inc. (b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event. (c) The Proposed Maximum Offering Price Per Unit has been estimated pursuant to Rule 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of $0.67 per share, which represents the weighted-average exercise price for such shares.

[2]	(a) Represents 28,536,706 shares of the registrant's Common Stock currently reserved for issuance under the Infleqtion, Inc. 2026 Equity Incentive Plan (the "2026 Plan"). To the extent that awards outstanding under the 2026 Plan are forfeited, cancelled, surrendered or terminated without issuance of shares, the shares of Common Stock subject to such awards will be available for future issuance under the 2026 Plan. (b) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event. (c) The Proposed Maximum Offering Price Per Unit has been estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant's Common Stock as reported on The New York Stock Exchange on April 13, 2026, which date is within five business days prior to the filing of this registration statement.

[3]	(a) Represents 4,883,176 shares of the registrant's Common Stock that may be issued upon the exercise of outstanding options granted under the 2026 Plan. (b) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event. (c) The Proposed Maximum Offering Price Per Unit has been estimated pursuant to Rule 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of $13.21 per share, which represents the weighted-average exercise price for such shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources